ASHFORD HOSPITALITY TRUST
Second Quarter 2005 Conference Call
Introductory Comments – Tripp Sullivan
Good afternoon and welcome to this Ashford Hospitality Trust conference call to review the Company’s results for the second quarter of 2005. On the call today will be Monty Bennett, president and chief executive officer, Doug Kessler, chief operating officer and head of acquisitions, and David Kimichik, chief financial officer and head of asset management. The results as well as notice of the accessibility of this conference call on a listen-only basis over the Internet were released yesterday evening in a press release that has been covered by the financial media.
As we start, let me express that certain statements and assumptions in this conference call contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control. These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in the section entitled “Risk Factors” in Ashford’s Registration Statement on Form S-3, and from time to time, in Ashford’s other filings with the Securities and Exchange Commission.
The forward-looking statements included in this conference call are only made as of the date of this call. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.
In addition, certain terms used in this call, such as Adjusted Funds From Operations (AFFO), Funds From Operations (FFO), Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Hotel EBITDA and Cash Available for Distribution (CAD), are non-GAAP financial measures within the meaning of the Securities and Exchange Commission Rules. Reconciliation of such non-GAAP financial measures to GAAP measures is provided in the Company’s earnings release and accompanying tables or schedules which has been filed on Form 8-K with the SEC on August 3, 2005, and may also be accessed through the Company’s website at www.AHTREIT.com. Each listener is encouraged to review those reconciliations provided in the earnings release together with all other information provided in the release. The Company’s management believes that AFFO, FFO, EBITDA, Hotel EBITDA and CAD are meaningful measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company’s operating performance.
Lastly, as the Company has indicated in its earnings release, the Company’s management believes reporting its operating metrics for continuing operations on a proforma consolidated and proforma not-under-renovation basis is a measure that reflects a meaningful and more focused comparison of the operating improvement in the Company’s direct hotel portfolio.
I will now turn the call over to Monty Bennett. Please go ahead, Monty.
Introduction – Monty Bennett
Thank you, Tripp. Good afternoon and thank you for your participation on today’s call. The agenda on the call will be for me to provide a broad overview of the Company, to hear from David Kimichik, our CFO, on the financial results, and to have Doug Kessler, our COO, report on our acquisition and value-add activities. I will then wrap up with some concluding remarks.
Since Ashford’s Initial Public Offering in August of 2003 and up until Tuesday night’s closing price, investors in Ashford have realized a total compounded annual return of 21% taking into account dividend yield and stock appreciation. We have raised our dividend every quarter since the fourth quarter of 2003, most recently up 1 cent to 17 cents per share as of the 2nd quarter, a 5.6% current return based on Tuesday night’s closing price. For the second quarter of 2005, we are reporting Adjusted Funds From Operation per share of 25 cents and Cash Available for Distribution per share of 23 cents.
At our IPO in August of 2003, we predicted a strong turnaround in the hotel industry and raised capital to take advantage of it. According to HVS Research, hotel values bottomed out in the summer of 2003 and have grown since that time. We also communicated to the investment community that we believed we could source and close direct hotel investments with trailing twelve month EBITDA yields of 9.5%-10.5% percent and that we would be able to source mezzanine loans with currents yields in the range of 11%-12%. True to form, the average trailing twelve month EBITDA yield of all the direct hotel investments we have acquired thus far was 10.3% at the time of acquisition and has grown since. Our mezzanine loan portfolio yielded 12.3% at the time of acquisition and, due to the rising LIBOR index, yields 13.3% today.
Two years ago, we came to market with $128 million worth of hotels. As of the end of the second quarter, our total assets are $1.4 billion. CAD per share has grown substantially with results of 8 cents per share in the first quarter of 2004 versus 17 cents per share in the first quarter of this year, as well as 14 cents per share in the second quarter of 2004 versus 23 cents per share for this past quarter. This represents a 51.9% increase in CAD per share for the first half of this year compared to last year. Revenue per Available Room has also grown substantially. On a pro forma basis, RevPAR increased 10.4% for all hotels and 12.6% for those hotels not under renovation. For the first 6 months of this year, our RevPar Yield Index has increased from 110.5 to 113.9 for all hotels and from 108.5 to 113.6 for those hotels not under renovation.
Alongside this strong growth, we have endeavored to create a balanced platform through the diversification of our investments by position in the capital structure, geography, brand, and manager. Our dividend coverage based on CAD reached 135% for the Second Quarter and 124% year to date. Further, our pro forma trailing EBITDA to interest expense ratio exceeds 2.5 times.
Our second quarter RevPar growth of 10.4% is growing faster than the industry average RevPar growth of 8.3%. We achieved these results through an aggressive “value-add” and capital recycling program. For example, we recently purchased 21-hotels for $250 million at a trailing twelve month EBITDA yield of 11.4%. We quickly identified 8 sub-performing assets and have already sold 6 with the other two under hard contract. When the closing process is complete for these 8 hotels, they will have been sold on trailing twelve month EBITDA yields of 1.9%, leaving the remaining 13-property full-service portfolio with a current EBITDA yield of 13.8%. Further, the properties will receive the benefit of $30 million of renovation dollars as part of a repositioning and re-branding program. Our value-add program yields excellent margin improvements as well. For all of our assets, proforma Hotel EBITDA improved from 30.7% to 31.8%, a 107 basis point improvement year over year. For hotels not under renovation, proforma Hotel EBITDA improved from 31.6% to 33.5%, a 191 basis point improvement year over year.
In our press release yesterday, we included a table showing a total of 16 hotels that were under renovation in the first six months of 2005 that have a combined budget of $25.4 million. During the quarter, we had approximately 57% more rooms under renovation than we did in the first quarter. Eleven of these properties have subsequently completed their renovations. During the second half of the year, an additional 16 hotels will commence renovation for a total of $22.3 million. We expect the majority of these renovations to be completed by year end.
Since inception, we have allocated a total of $82 million for properties where we believe there is a value-added return on equity opportunity. Including the renovations I just mentioned, we have spent a total of $30 million and have another $52 million remaining to invest. We have already seen the impact on internal growth these renovations can have. With the additional capital we are investing, we would expect yet another layer of internal growth to be added to our portfolio. Later in this call, Doug Kessler will highlight some of our other value-add initiatives.
I will now turn the call over to David Kimichik for more specific financial results.
Financial Review – David Kimichik
Good afternoon. For the second quarter, we reported net income available to common shareholders of $4,438,000 or 11 cents per share; Adjusted FFO of $13,557,000 or 25 cents per diluted share; and EBITDA of $22,634,000.
As of June 30 the Company had total assets of $1.4 billion, including $70 million of cash. This is up from total assets of $879 million at the end of the first quarter 2005.
The increase in assets is the result of the $465 million 30-property CNL portfolio acquisition, and the origination of three mezzanine loans on the Hyatt Penn’s Landing, the Embassy Suites Anaheim and the Marriott Cool Springs in the aggregate amount of $20.5 million.
At the end of the quarter, we owned 79 direct hotel investments with 12,868 rooms. Of these assets 2 are held for sale and classified as discontinued operations.

As of June 30th, we had $801 million of mortgage debt, leaving net debt to total enterprise value at 50.8% at the end of the quarter. Our blended annual interest cost is approximately 5.57%. Fixed rate debt accounts for 77% of our total mortgage debt. $105 million of our $185 million of floating debt contains an interest rate cap and $29 million of our floating debt is naturally hedged by virtue of being secured by a portion of our floating rate mezzanine loan portfolio. 93% of our current debt is either fixed, capped, or hedged. Considering extension options, the average weighted maturity of our debt is 7.1 years with only 4% of the Company’s debt maturing before 2008.
As of June 30th, we had 42 million common shares outstanding, 2.3 million Series A perpetual preferred shares outstanding, 7.5 million Series B convertible preferred shares outstanding and 11 million OP units issued. Subsequent to the second quarter, we issued 2.1 million common shares to Security Capital pursuant to an agreement previously negotiated which completed all obligations to issue stock to Security Capital.
We have agreements for management with 7 different companies. Marriott International manages 30 of our hotels, Remington Hospitality and Lodging manages 30 of our properties (including 2 non-cores), Noble manages 4 of our properties, Sivica Hospitality manages 4 of our properties, Dunn Hospitality manages 9 of our properties and Buccini/Pollin and Hyatt Hotel Corp. each manage 1 of our properties.
As of June 30th, we owned a position in 11 mezzanine and first mortgage loans with total principal outstanding of $102 million with an average annual yield of 13.3%. Subsequent to the quarter end, we closed on an additional mezzanine loan in the amount of $5.6 million secured by the Sheraton Gunter Hotel in San Antonio.
Finally, for the second quarter we reported CAD of $12,621,000 or 23 cents per share and announced and paid a dividend of 17 cents per share. This represents a dividend payout ratio of 74% for the quarter.
Doug will provide us with an update on investment activity and several specific examples of how our asset allocation strategy should position us to accelerate our growth going forward.
Investment Highlights – Douglas Kessler
Good afternoon.
I’d like to highlight the consistency of our investment strategy, our progress on recycling capital, and cite some examples that clearly demonstrate that Ashford is executing internal growth strategies.
During the 2nd quarter, we acquired our largest investment — a portfolio for $465 million, with 30 Marriott branded hotels and 4,328 rooms. The attractiveness of this transaction goes well beyond the size and has implications for the growth profile of our company in the future. For example, we believe this portfolio has significant value-add opportunities, including increased market penetration resulting from our investment in capital improvements. Other strategic opportunities exist as well as including the possible sale of some of the assets.

With an even greater emphasis on asset allocation going forward, we will also be focusing on capital recycling. We intend to continually analyze our assets to maximize value, including consideration of select asset dispositions from time to time to redeploy capital into assets with higher total return potential. Every investment we make, whether it’s an acquisition or renovation/repositioning, will continue to meet stringent underwriting criteria.
A couple of case studies might illustrate this point a little better. First, Monty mentioned our FGSB portfolio acquisition, whereby we bought 4,100 rooms for $250 million and through quick sales and contracts to sell 8 of the assets, lowers our basis to $213 million and increases our trailing twelve month proforma EBITDA yield to 13.8%.
Another interesting case study is the Sea Turtle Inn in Jacksonville, Florida. Acquired for $23.1 million in February 2004 with virtually no additional capex investments, the hotel already had fairly solid operating results. Pre-acquisition on a trailing 12 basis, occupancy was 75.2%, ADR was $111.86, RevPAR was $84.12 and property level EBITDA was $2.3 million, which yielded a trailing EBITDA yield of 9.9%. Through aggressive asset management, superior property management by Remington Hospitality, lower costs, and improved sales and marketing, hotel operating profit has increased $648,000 to a trailing 12-month property level EBIDTA yield of 12.7%, a 281-basis point improvement since acquisition. This is a great example of the internal growth we can generate. We have acquired several hotels with this strategy in mind, the most recent of which was the Hilton Santa Fe last quarter.
Another component of our investment strategy is our debt platform. We continue to generate strong interest in the program. This quarter we originated three mezzanine loans for a total of $20.5 million, with a blended annual yield of 13.6%. Shortly after the quarter end, we originated an additional $5.6 million mezz loan, at a rate of 9.5% over LIBOR, for a total of $132 million in loan originations and purchases since initiating the program. As David mentioned earlier, the current portfolio stands at $102 million with an average yield of 13.3%.
Monty, I’ll turn it back to you
Monty Bennett
Thank you, Doug.

Predictions for the hotel industry’s fundamentals remain strong. According to industry experts, such as PWC, RevPAR growth should approach 7.8% for the remainder of this year and 6% for 2006.
Ashford maintains one of the highest dividends in the Hotel REIT industry at 5.6%. Not only is it at the high end of our peers, but it is well covered at 124% year to date based on our CAD. Looking at our current dividend yield, our value on a per room basis, and our RevPar growth, we believe our current stock price is very attractive.
Our dividend policy for 2005 remains the same with a desire on our part to raise our dividend up to 18 cents per share by the end of the year. We will probably set our dividend at the end of this year for the full year of 2006.
We remain cautious about raising additional common equity, aware of some of our shareholders’ concerns. Currently, we are unable to access our shelf registration pending completion of required 3.05 audits. We are constantly cultivating alternative sources of capital, such as secured debt, perpetual preferred, convertible preferred, trust preferred, and joint venture equity. We will endeavor to tap into that source of capital that yields the greatest long-term return on investment to our common shareholders.
Due to the rapid growth of our platform, and the recent closing of our largest acquisition to date, we remain hesitant to provide earnings guidance as we are operating in a fast moving, constantly changing environment.
That covers our prepared remarks. We will now answer any questions you may have.
Ending – Monty Bennett
Thank you for your participation today and your interest in Ashford Hospitality Trust. We look forward to speaking with you again on our third quarter conference call.